Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2015, relating to the consolidated financial statements of Neonode Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Neonode Inc. for the year ended December 31, 2014.

/s/ KMJ Corbin & Company LLP

KMJ Corbin & Company LLP

Costa Mesa, California

July 15, 2015